EXCHANGE/CONVERSION AGREEMENT

THIS EXCHANGE/CONVERSION AGREEMENT, (the "AGREEMENT") made as of this 15th day of August, 2016, by and between Global Digital Solutions, Inc. (GDSI) (the "Company") and William J. Delgado ("Delgado").

W I T N E S S E T H:

WHEREAS, GDSI is a publicly traded company with its primary office located in West Palm Beach, FL and duly organized under the laws of the state of New Jersey, and

WHEREAS, GDSI is indebted to Delgado, its current CEO and Chairman in the original principal amount of $191,499.00 due on December 31, 2012 and with accrued interest of 10% a balance due and owing at August 15 , 2016 of $298,811.00, and

WHEREAS, GDSI and Delgado wish to convert this indebtedness to convertible preferred stock which is in the mutual best interests of each party;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Agreement to Convert Indebtedness to Convertible Preferred Stock. GDSI will exchange 1,000,000 shares of Convertible Preferred Stock for the indebtedness of Delgado's debt of $298,811.00 outstanding on the books as of August 15, 2016. The Convertible Preferred shall have the following terms and conditions and be so ratified by the Board of Directors of GDSI:

   A. The Convertible Preferred Stock will have voting rights as to one (1) preferred shares shall equal 400 shares of common stock. This voting right shall extend to all business authorized under the corporate bylaws of GDSI and under the corporate laws of New Jersey.

   B. The Convertible Preferred Stock is convertible to common stock at any time after

the signing of this agreement into 37% of the outstanding common stock at the time of the conversion. This percentage has been calculated as follows: Indebtedness divided by the closing price of the common stock on August 15, 2016, which was $.0009/share. The conversion to common can only take place when there are an adequate number of shares that are available. This share conversion is subject to normal stock adjustments, i.e. splits etc. that are executed by the company in their normal course of business.

2. Representations and Warranties of GDSI. GDSI hereby represents and warrants to Delgado that the statements in the following paragraphs of this Section 2 are all true and complete as of the date hereof and shall be true and correct in all material aspects as of the day of authorization:

a) Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by GDSI, and upon the execution and delivery by Delgado of this Agreement and the performance by Delgado of Delgado's obligations herein, will constitute, a legal, valid and binding obligation of GDSI enforceable against GDSI in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

b) No Breach. The execution and delivery of this Agreement by GDSI and the performance thereof by GDSI do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under, or result in the imposition of any liens, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Articles of Incorporation or By-laws of Company, or (ii) any material contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement which relates to the Company and to which GDSI or Company is a party or by which any ownership or title to the Shares (or the enjoyment of the benefit of owning the Shares) may be affected.

c) Certificate of Incorporation and Bylaws. The copies of GDSI's respective certificates of incorporation, amendments thereto and bylaws or other governing documents provided by GDSI are true, complete and correct copies thereof. Such certificates of incorporation, amendments and bylaws are in full force and effect. GDSI is not in violation of any of the provisions of their respective certificates of incorporation, amendments thereto or bylaws or other governing documents, except as disclosed to Delgado.

d) Capitalization. The authorized capital stock of the Company, including the number of shares issued and outstanding have been provided and incorporated by reference herein. All of such outstanding shares of stock are validly issued, fully paid and non-assessable. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which GDSI or the Company is a party or by which GDSI or the Company is bound relating to the issued or unissued capital stock of GDSI or obligating GDSI to issue or sell any shares of capital stock of, or other equity interests in the Company, except as disclosed to Delgado..

e) Compliance with Laws. Neither GDSI or the Company is in conflict with, or in default or violation of any US, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the UK or any other jurisdiction, and any other similar act or law ("Law") applicable to it. As of the date of this Agreement, there are no actions, proceedings, investigations or surveys pending or, to the knowledge of GDSI, threatened against it or the Company, except as previously disclosed to Delgado. Neither GDSI nor the Company has received from any US, or local or any foreign governmental, regulatory or administrative authority or agency or commission, or any court, tribunal or arbitral body ("Governmental Entity") any written notification with respect to possible conflicts, defaults or violation of Laws, except as disclosed to Delgado.

f) Taxes. GDSI and the Company have filed all tax returns that they are required to file, and have paid all taxes shown thereon as owing.

g) Securities Laws. GDSI and the Company have filed all necessary documents that they are required to file, under securities laws to which the Company is subject (the "Acts") on a timely basis, if any are required.

h) Governmental Approvals. No approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Authority, is required to be obtained or made by GDSI or the Company in connection with the execution and delivery by GDSI of this Agreement, the performance of obligations of GDSI and Company hereunder or the consummation by GDSI of the transactions contemplated hereby.

i) Certain Business Practices. Neither GDSI, nor any director, officer, agent or employee of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of any Corrupt Practices Act, or (iii) made any other unlawful payment. No employee of GDSI, nor any director, officer, employee or agent of Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Company has since, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder such the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on

the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects, of the Company, or which could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

j) Related Parties. GDSI is not party to any contract with or for the benefit of, or has any indebtedness, obligation or liability to any director, officer or employee of any such party or any natural person related by blood, adoption or marriage to any such person (each, a "Related Party"), except as disclosed to Delgado.

k) Broker. Neither GDSI or the Company is directly or indirectly obligated to anyone acting as a broker, finder, investment banker or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

l) No Material Statement or Omission of Material Fact. Neither this Agreement or the representations and warranties of GDSI contained herein or in any documents, instruments, certificates or Schedules furnished pursuant thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

m) Delgado is familiar with the operations and financial and regulatory condition of GDSI.

3. Representations and Warranties of Delgado. Delgado hereby represents and warrants to GDSI that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

a) Exempt Transaction. Delgado understands that the offering and sale of the Stock is intended to be exempt from registration under any applicable laws, statutes or regulations.

b) Power and Authority. Delgado represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Delgado, and upon the execution and delivery by GDSI of this Agreement and the performance by GDSI of its obligations herein, will constitute, a legal, valid and binding obligation of Delgado enforceable against Delgado in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

5. Termination. Delgado or GDSI may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

6. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7. Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of the Nevada.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

9. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of GDSI and Delgado. No delay or omission to exercise any right, power, or remedy accruing to Delgado, upon any breach, default or noncompliance of GDSI under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Delgado, shall be cumulative and not alternative.

12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be

enforceable in accordance with its terms.

13. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

14. Further Assurances. From and after the date of this Agreement, upon the request of the Delgado or GDSI, Delgado and GDSI shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GDSI: DELGADO:

BY: ________________________ BY: ________________________

enforceable in accordance with its terms.

13. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

14. Further Assurances. From and after the date of this Agreement, upon the request of the Delgado or GDSI, Delgado and GDSI shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

GDSI:

BY: ____________________
CEO

DELGADO:

BY: ____________________